Exhibit 5.1

John Hancock Tower
200 Clarendon Street, 20th Floor
Boston, Massachusetts 02116-5021
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
March 28, 2011	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
A123 Systems, Inc.	Frankfurt	San Diego
200 West Street	Hamburg	San Francisco
Waltham, Massachusetts 02451	Hong Kong	Shanghai
	Houston	Silicon Valley
Re: Registration Statement on Form S-3	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Ladies and Gentlemen:

We have acted as special counsel to A123 Systems, Inc., a Delaware corporation (the “Company”), in connection with the issuance, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (as amended, the “Registration Statement”), of (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) one or more series of preferred stock, par value $0.001 per share, of the Comany (the “Preferred Stock”), (iii) one or more series of senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to the indenture between the Company and a third party to be identified therein as trustee (as may be supplemented or amended from time to time, the “Senior Indenture”) in the form filed as exhibit 4.3 to the Registration Statement and one or more series of subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to the indenture between the Company and a third party to be identified therein as trustee (as may be supplemented or amended from time to time, the “Subordinated Indenture”) in the form filed as exhibit 4.4 to the Registration Statement, (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities of the Company (the “Warrants”) to  be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent and (vi) units consisting of the Common Stock, Preferred Stock, Debt Securities and/or Warrants (the “Units”), which may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Comany and a third party to be identified therein as unit agent.  The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are referred to herein collectively as the “Securities.”

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the

Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)           When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassesable.

(2)           When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Restated Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)           When the Senior Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Senior Debt Security have been duly established in accordance with the Senior Indenture and authorized by all necessary corporate action of the Company, and such Senior Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Senior Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such Senior Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(4)           When the Subordinated Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Subordinated Debt Security have been duly established in accordance with the Subordinated Indenture and authorized by all necessary corporate action of the Company, and such Subordinated Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Subordinated Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such Subordinated Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(5)           When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement, Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6)           When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with the Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Unit Agreement and in the manner contemplated by the Registration Statement, Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the constituent Securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to:  (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief,  (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Senior Indenture, Subordinated Indenture, Debt Securities, any Warrant Agreement and any Unit Agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto other than the Company, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,